UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2006

ECC Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32430	841642470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1833 Alton Parkway, Irvine, California		92606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 856-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Sale of Assets

On October 10, 2006, ECC Capital Corporation (the "Company"), announced that it had entered into an agreement (the "Asset Purchase Agreement") to sell certain operating assets used in its subprime wholesale mortgage banking division to Bear Stearns Residential Mortgage Corporation ("Bear Stearns"), for approximately $26 million in cash and the assumption of certain liabilities by Bear Stearns.

Under the terms of the Asset Purchase Agreement, Bear Stearns will acquire the assets of the Company’s subprime wholesale mortgage banking division, including property and equipment, customer lists, intellectual property and information technology systems used by the Company (the "Business"), along with selected whole loans. Bear Stearns will assume those liabilities that are necessary for it to continue to support the originations generated by the Business, including leases for the Company’s operating centers in Irvine, California, Downers Grove, Illinois and Glen Allen, Virginia. The Company will retain the majority of its core assets, including its residual interest in mortgage-backed securities and the associated servicing rights.

The Company anticipates that the transaction will be completed by the end of 2006, at which time it will effectively exit the mortgage origination business. Based on the Company’s current expectations, holders of the Company’s common stock will receive an initial distribution of $0.80 per share, which will be paid within thirty days after the close of the transaction. Following any sale of the remaining assets and/or the realization, over time, of cash flows from the Company’s residual interests, the Company expects to be able to make total distributions over time to its stockholders of at least $1.60, which includes the initial distribution specified above.

In connection with the Asset Purchase Agreement, the Company, Encore Credit Corp., a wholly owned subsidiary of the Company ("Encore"), Bravo Credit Corporation, an indirect wholly owned subsidiary of the Company, and ConquistAmerica, Inc., a majority-owned subsidiary of the Company, entered into an Amended and Restated Master Repurchase Agreement with Bear Stearns Mortgage Capital Corporation (the "Master Repurchase Agreement"), dated as of October 10, 2006, which amends and restates the Master Repurchase Agreement dated November 28, 2005. In accordance with the terms of the Master Repurchase Agreement, the Company, Encore and Bear Stearns Mortgage Capital Corporation agreed to enter into repurchase transactions with respect to all mortgage loans Encore originates on or after October 10, 2006 that meet the standards set forth in the Master Repurchase Agreement. The Master Repurchase Agreement terminates on the earlier of the closing date of the transaction contemplated by the Asset Purchase Agreement or the termination of the Asset Purchase Agreement prior to such contemplated closing date.

The foregoing descriptions of the Asset Purchase Agreement and Master Repurchase Agreement are qualified in their entirety by reference to the Asset Purchase Agreement and Master Repurchase Agreement attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

A copy of a press release dated October 10, 2006 announcing the Asset Purchase Agreement and the related transactions is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Retention and Employment Agreements

On October 10, 2006, Encore entered into Retention Bonus Agreements with certain of its employees and executive officers (the "Retention Agreements"). The Retention Agreements provide that the subject employees will receive retention bonuses for the amounts specified in each employee’s Retention Agreement, if the employee remains employed by the Company, an affiliate of the Company or a successor in interest to the Company’s business, through the term specified in each employee’s Retention Agreement. Subject employees will not be entitled to a retention bonus if such employee terminates his/her employment for any reason, refuses to accept employment offered by the Company’s successor in interest, or is terminated by the Company for "cause" (as defined in the Retention Agreement). Additionally, certain employees will receive a "transaction bonus," for the amount specified in each employee’s Retention Agreement, in the event Encore is party to a merger or sells all or substantially all of its assets prior to March 31, 2007. Pursuant to the terms of the applicable Retention Agreement, Ms. Darling, Messrs. Lubushkin, Moretti and Santi are entitled to receive retention bonuses of $50,000, $150,000, $100,000 and $150,000, respectively, if each individual remains employed by the Company, an affiliate of the Company or a successor in interest to the Company’s business through the date set forth in the applicable Retention Agreement. In addition, Mr. Santi and Ms. Darling are entitled to receive transaction bonuses of $250,000 and $100,000, respectively. The foregoing description of the Retention Agreements is qualified in its entirety by reference to the Form of Retention Bonus Agreement attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 10, 2006, the Company entered into certain amendments to existing employment agreements, as previously announced on April 10, 2006, with its president and co-chief executive officer, Shahid S. Asghar, and its chief financial officer, Roque A. Santi (the "Amended Employment Agreements"). Pursuant to the Amended Employment Agreement, Mr. Asghar agreed to work without compensation for a one year period effective April 1, 2006 and Mr. Santi agreed to a 20% reduction in his base salary, from $250,000 to $200,000, effective April 15, 2006. The foregoing description of each of Messrs. Asghar and Santi’s Amended Employment Agreement is qualified in its entirety by reference to the applicable Amended Employment Agreement attached as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Simultaneously with the signing of the Amended Employment Agreements, the Company entered into employment agreements with its executive vice president and chief administrative officer, Larry Moretti, and its general counsel, Alanna Darling. Under the terms of the agreements, Mr. Moretti and Ms. Darling will each receive a base salary of $200,000 and will be eligible for a cash bonus in an amount to be determined by the compensation committee of the Company. In the event that Mr. Moretti or Ms. Darling’s employment is terminated due to "disability," or by the Company "without cause" or by Mr. Moretti or Ms. Darling "for good reason" (each as defined in the agreements), they will be entitled to a severance payment equal to $500,000 and $200,000, respectively, and any unvested stock options or restricted stock held by such employee will vest ratably on a monthly basis over the twelve month period following their termination. The foregoing description of Mr. Moretti and Ms. Darling’s employment agreements are qualified in their entirety by reference to their Employment Agreements attached as Exhibits 10.6 and 10.7 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Asset Purchase Agreement, dated as of October 10, 2006, by and among Bear Stearns Residential Mortgage Corporation, Encore Credit Corp. and ECC Capital Corporation.

10.2 Amended and Restated Master Repurchase Agreement, dated as of October 10, 2006, by and among Bear Stearns Mortgage Capital Corporation, Encore Credit Corp., ECC Capital Corporation, Bravo Credit Corporation and ConquistAmerica, Inc.

10.3 Form of Retention Bonus Agreement.

10.4 Amendment to Employment Agreement by and between S. Asghar and ECC Capital Corporation.

10.5 Amendment to Employment Agreement by and between R. Santi and ECC Capital Corporation.

10.6 Employment Agreement by and between L. Moretti and ECC Capital Corporation.

10.7 Employment Agreement by and between A. Darling and ECC Capital Corporation.

99.1 Press release dated October 10, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC Capital Corporation

October 16, 2006	By:	Shahid S. Asghar

Name: Shahid S. Asghar
Title: President and Co-CEO

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Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of October 10, 2006, by and among Bear Stearns Residential Mortgage Corporation, Encore Credit Corp. and ECC Capital Corporation.
10.2	Amended and Restated Master Repurchase Agreement, dated as of October 10, 2006, by and among Bear Stearns Mortgage Capital Corporation, Encore Credit Corp., ECC Capital Corporation, Bravo Credit Corporation and ConquistAmerica, Inc.
10.3	Form of Retention Bonus Agreement.
10.4	Amendment to Employment Agreement by and between S. Asghar and ECC Capital Corporation.
10.5	Amendment to Employment Agreement by and between R. Santi and ECC Capital Corporation.
10.6	Employment Agreement by and between L. Moretti and ECC Capital Corporation.
10.7	Employment Agreement by and between A Darling and ECC Capital Corporation.
99.1	Press release dated October 10, 2006.